UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 26, 2018

Date of Report (Date of Earliest Event Reported)

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37654	47-5654583
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 Seaway Blvd

Everett, WA 98203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 446-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modification to the Rights of Security Holders.

In connection with the public offering (the “Offering”) by Fortive Corporation (the “Company”) of 1,200,000 shares representing $1.2 billion aggregate liquidation preference (the “Firm Shares”), as well as an additional 180,000 shares representing $180 million additional aggregate liquidation preference to cover over-allotments (the “Option Shares” and together with the Firm Shares, the “Shares”), of its 5.00% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share (the “Mandatory Convertible Preferred Stock”), the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware on June 29, 2018 to establish the designations, powers, preferences and rights of the Mandatory Convertible Preferred Stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the redemption provisions, the amount payable with respect thereto in the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, restrictions on the issuance of shares of the same series or of any other class or series, the terms and conditions of conversion of the Mandatory Convertible Preferred Stock and the voting rights of the Mandatory Convertible Preferred Stock. The Certificate of Designations became effective upon acceptance of such filing.

Subject to certain exceptions, so long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution will be declared or paid on shares of the Company’s common stock or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock, and no common stock or any other class or series stock ranking junior to the Mandatory Convertible Preferred Stock will be purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient amount of cash or number of shares of the Company’s common stock has been set apart for the payment of such dividends, on all outstanding shares of Mandatory Convertible Preferred Stock.

Unless converted earlier in accordance with the terms of the Certificate of Designations, each share of Mandatory Convertible Preferred Stock will mandatorily convert on the mandatory conversion date, which is expected to be July 1, 2021, into between 10.8554 and 13.2979 shares of the Company’s common stock, subject to customary anti-dilution adjustments. The number of shares of the Company’s common stock issuable upon conversion will be determined based on the average volume-weighted average price per share of the Company’s common stock over the 20 consecutive trading day period beginning on, and including, the 22nd scheduled trading day immediately before July 1, 2021.

Subject to the rights of holders of any class or series of the Company’s capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, holders of Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Company’s board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the annual rate of 5.00% of the liquidation preference of $1,000 per share (equivalent to $50.00 annually per share), payable in cash or, subject to certain limitations, by delivery of shares of the Company’s common stock or any combination of cash and shares of the Company’s common stock, at the Company’s election. If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2018 to, and including, July 1, 2021, to the holders of record of the Mandatory Convertible Preferred Stock as they appear on the Company’s stock register at the close of business on the immediately preceding March 15, June 15, September 15 and December 15.

Upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the Company’s assets legally available for distribution to its stockholders, after satisfaction of debt and other liabilities owed to the Company’s creditors and holders of shares of its stock ranking senior to the Mandatory Convertible Preferred Stock and before any payment or distribution is made to holders of any stock ranking junior to the Mandatory Convertible Preferred Stock (including the Company’s common stock).

The above description of the Certificate of Designations is qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2018, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish the designations, powers, preferences and rights of the Mandatory Convertible Preferred Stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the redemption provisions, the amount payable with respect thereto in the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, the terms and conditions of conversion of the Mandatory Convertible Preferred Stock and the voting rights of the Mandatory Convertible Preferred Stock. The Certificate of Designations, a copy of which is incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K, became effective upon acceptance of such filing. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01. Other Events.

On June 26, 2018, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as managers of the several underwriters named therein (collectively, the “Underwriters”), in connection with the Offering, which was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-218676), a related preliminary prospectus supplement filed with the Securities and Exchange Commission on June 26, 2018, and a related final prospectus supplement filed with the Securities and Exchange Commission on June 28, 2018. The Company also granted the Underwriters an option for a period of 30 days to purchase the Option Shares, solely to cover over-allotments. The Underwriters exercised their option to purchase the Option Shares in full on June 27, 2018.

The public offering price of the Shares is $1,000 per share, and the Underwriters agreed to purchase the Shares from the Company at a price of $970 per share. The Company estimates that the net proceeds from the sale of the Shares will be approximately $1.34 billion after deducting the underwriting discounts and commissions and estimated offering costs payable by the Company.

The Company intends to use the net proceeds from this offering to fund its acquisition activities, including acquisitions, if any, that may be consummated in 2018 or its previously announced planned acquisition of Johnson & Johnson’s sterilization solutions business used in the fields of low-temperature terminal sterilization and high-level disinfection. Completion of the Offering is not contingent upon consummation of any acquisition. The Company may also use the net proceeds for general corporate purposes, including repayment of debt, working capital and capital expenditures.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Mandatory Convertible Preferred Stock issued and sold in the offering is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated June 26, 2018, by and among the Company, Morgan Stanley & Co. LLC, UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as managers of the several underwriters named therein

3.1	Certificate of Designations of the 5.00% Mandatory Convertible Preferred Stock, Series A, filed with the Secretary of State of the State of Delaware on June 29, 2018

4.1	Specimen Certificate of the 5.00% Mandatory Convertible Preferred Stock, Series A (contained in Exhibit 3.1 above)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
Name:	Daniel B. Kim
Title:	Vice President - Associate General Counsel and Secretary

Date: June 29, 2018